Exhibit 4.2








ISLAND HOLDING COMPANY, INC.

2002 CALIFORNIA STOCK APPRECIATION RIGHT PLAN

(As Adopted June 8, 2002)










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                          ISLAND HOLDING COMPANY, INC.
              2002 CALIFORNIA STOCK APPRECIATION RIGHT PLAN
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      1.    Purpose.

            The purpose of this Plan is to strengthen Island Holding Company, Inc., a Delaware corporation (the "Company"), by providing an equity based incentive to its employees, officers and directors residing in California and to the employees, officers and directors of its Subsidiaries who reside in California and thereby encouraging them to devote their abilities and industry to the success of the business enterprise of the Company and its Subsidiaries. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Island SARs (as such term is herein defined).

      2.    Definitions.

            For purposes of the Plan:

            2.1 "Agreement" means the written agreement between the Company and a Grantee evidencing the grant by the Company of an Island SAR and setting forth the terms and conditions thereof.

            2.2   "Award" means a grant by the Company of an Island SAR.

            2.3   "Board" means the Board of Directors of the Company.

            2.4   "Cause" means:

                  (a) in the case of a Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                  (b) in all other cases, (i) the commission by a Grantee of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by a Grantee of any act of moral turpitude,
(iii) fraud, dishonesty or other acts or omissions by a Grantee that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries or (iv) continued alcohol or other substance abuse that renders a Grantee incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries.

            2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

            2.6 A "Change in Control" shall mean the occurrence of any of the following:

                  (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of Voting Securities representing fifty percent (50%) or more of the then outstanding combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2.5(a), Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean any direct or indirect acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                  (b)   The consummation of:

                        (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where the stockholders of the Company, immediately before such Merger, own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of (x) the corporation or other entity surviving or resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there are one or more Parent Corporations, the ultimate Parent Corporation;

                        (ii) A complete liquidation or dissolution of the Company; or

                        (iii) The  sale  or  other   disposition   of  all  or
substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            2.7   "Code" means the Internal Revenue Code of 1986, as amended.

            2.8 "Committee" means a committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

            2.9   "Company" means Island Holding Company, Inc.

            2.10  "Director" means a director of the Company.

            2.11  "Disability" means:

                  (a) in the case of a Grantee whose employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or

                  (b)   the  term   "Disability"  as  used  in  the  Company's
long-term disability plan, if any; or

                  (c) in all other cases, the term "Disability" as used in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

            2.12 "Eligible Individual" means any director or non-voting observer to the Board, officer or employee of the Company or a Subsidiary who is designated by the Committee as eligible to receive Island SARs subject to the conditions set forth herein.

            2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            2.14 "Exercise Event" means the first to occur of (x) an Initial Public Offering of the Company and (y) a Change in Control of the Company (i) in which a majority of the Shares outstanding immediately before such Change in Control, are acquired for, or converted or exchanged into, cash, cash equivalents or marketable securities or (ii) after giving effect to which either the Company or the entity resulting from or surviving such Change in Control, or any Parent of them, is subject to the reporting requirements under Section 13 of the Exchange Act with respect to any class of equity securities.

            2.15 "Exercise Price" shall have the meaning ascribed to that term in Section 5.3

            2.16 "Fair Market Value" on any date means the closing sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

            2.17 "Grantee" means a person to whom an Award has been granted under the Plan, for so long as such person continues to hold such Award.

            2.18 "Initial Public Offering" means the consummation of the first widely distributed underwritten public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

            2.19 "Island SAR" means, with respect to any Island SAR issued hereunder, a right to receive from the Company a payment in cash as set forth in
Section 5.3 on the terms and conditions provided in Section 5 hereof.

            2.20 "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

            2.21 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

            2.22 "Performance-Based Compensation" means any Award that is intended to constitute "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder or with respect to which it is intended that the deduction limitation contained in
Section 162(m) of the Code might not apply.

            2.23  "Plan"  means  the  Island   Holding   Company,   Inc.  2002
California Stock Appreciation Right Plan, as amended and restated from time to time.

            2.24 "Plan Effective Date" means June 8, 2002, the date as of which the Plan was adopted and became effective.

            2.25 "Securities Act" means the Securities Act of 1933, as amended.

            2.26 "Shares" means the shares of common stock, par value $0.001 per share, of the Company, and any other securities into which such shares are changed or for which such shares are exchanged.

            2.27 "Subsidiary" means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of
Section 424(f) of the Code with respect to the Company, and (ii) in relation to continued employment for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

            2.28 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

      3.    Administration.

            3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. The Committee shall be appointed by the Board in accordance with the charter and by-laws of the Company and any agreements by and among the stockholders of the Company.

            3.2 No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

            3.3 Subject to the express terms and conditions set forth herein, including Section 4 hereof, the Committee shall have the power from time to time to:

                  (a) take all necessary action to grant Awards to Eligible Individuals pursuant to the terms of the Plan and make any amendment or modification to any Agreement consistent with the terms of the Plan;

                  (b) to construe and interpret the Plan and the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees, and all other persons having any interest therein;

                  (c) to determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                  (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                  (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

      4.    Stock Subject to the Plan; Grant Limitations.

            4.1 The maximum number of Shares that may be made the subject of Island SARs granted under the Plan is 500,000 Shares.

      5.    Island SARs.

            5.1 Authority of Committee. Upon the adoption of the Plan by the Board and subject to the approval of the Company's shareholders as provided in
Section 14, and subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Island SARs, and determine the terms and conditions of the Island SAR grants which shall be set forth in an Agreement.

            5.2 Exercise Price. The Exercise Price for the Shares covered by Island SARs granted hereunder shall be as determined by the Committee and set forth in the Agreement.

            5.3 Terms of Island SARs. Island SARs granted hereunder may be exercised hereunder only after the Island SAR has become exercisable, and then only as to the Shares covered by such Island SAR that are or have become vested. Upon a permitted exercise by a Grantee of an Island SAR issued to such Grantee hereunder, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Island SAR over the Exercise Price of the Island SAR, by (ii) the number of Shares as to which the Island SAR is being exercised. Payment shall be made within 90 days of the date of any exercise. Notwithstanding the foregoing, if at the time of a scheduled payment under this
Section 5.3 the Company is prohibited from making such a payment by the operation of restrictions under one of the Company's instrument of indebtedness or for other legal or regulatory reasons, the Company will make the payment once such prohibitions cease with interest calculated at the rate of 6% per annum from the date the payment was scheduled to be made until the date of actual payment.

            5.4 Maximum Duration. Except as otherwise determined by the Committee at the time of the grant, Island SARs granted hereunder shall have a term of, and shall not be exercisable after the expiration of, ten (10) years from the date it is granted; provided, however, the Committee may provide that an Island SAR may, upon the death of the Grantee prior to the expiration of the Island SAR, be exercised for up to one (1) year following the date of the Grantee's death even if such period extends beyond ten (10) years from the date the Island SAR is granted. The Committee may, subsequent to the granting of any Island SAR, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

            5.5   Vesting; Exercisability.

                  (a) Except as otherwise determined by the Committee at the time of the grant, each Island SAR shall become vested with respect to twenty-five percent (25%) of the total number of Shares covered by the Island SAR on each of the first four (4) anniversaries of the day before the date of the grant. The Grantee must be in the employ or service of the Company on any scheduled date of vesting, otherwise vesting will not occur. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of Shares. The Committee may accelerate the vesting of any Island SAR or portion thereof at any time.

                  (b) Except as otherwise determined by the Committee at the time of grant, a vested Island SAR may be exercised in accordance with the Plan at any time on or after the occurrence of an Exercise Event. Island SARs that become vested after the occurrence of an Exercise Event may be exercised in accordance with the Plan at any time after they become vested. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Island SAR expires.

            5.6 Non-Transferability. No Island SAR shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and an Island SAR shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of an Island SAR shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee. Any attempt to transfer the Island SAR in violation of these prohibitions will be void.

            5.7 Method of Exercise. Island SARs shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Island SAR is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Island SAR being exercised to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

            5.8   Form of  Payment.  Payment  of the amount  determined  under
Section 5.3 shall be made solely in cash.

      6.    Effect of a Termination of Employment.

            (a) Except as otherwise determined by the Committee at the time of grant or at any time thereafter, in the event a Grantee leaves the employ of the Company and the Subsidiaries or ceases to serve as a Nonemployee Director of the Company for any reason other than his or her termination for Cause, each Island SAR previously granted to him or her that has not already been exercised, expired or otherwise been cancelled, and that was vested and exercisable on the date of termination of employment or service, shall terminate thirty (30) days after the date of such Grantee's termination of employment or service, or on the date of termination specified in the Island SAR, as the case may be, whichever comes first. Any Island SAR that was not both vested and exercisable on the date of termination shall expire on that date.

            (b) If a Grantee's employment by the Company and the Subsidiaries or service as a Nonemployee Director of the Company is terminated for Cause, each Island SAR previously granted to him or her that has not already been exercised, expired or otherwise been cancelled shall terminate at the same time the termination for Cause becomes effective.

      7.    Adjustment Upon Changes in Capitalization.

            (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Island SARs may be granted under the Plan and (ii) subject to Section 8, the number and class of Shares or other stock or securities which are subject to outstanding Island SARs granted under the Plan and the exercise price therefor, if applicable.

            (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Island SARs that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Island SARs as Performance-Based Compensation.

            (c) If, by reason of a Change in Capitalization, a Grantee shall be entitled to exercise an Island SAR with respect to new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Island SAR, as the case may be, prior to such Change in Capitalization.

      8.    Effect of Certain Transactions.

            Except as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company with or into any other corporation or other entity (a "Transaction"), the Plan and the Island SARs issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Island SAR shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Island SARs, upon exercise of any Island SAR following the Transaction, the excess of the fair market value of the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share over the Exercise Price of the Island SAR.

      8.    Interpretation.

            Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act, the Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation. Each Award granted under the Plan is intended to be Performance-Based Compensation.

      9.    Termination and Amendment of the Plan or Modification of Awards.

            9.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                  (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Grantee; and

                  (b) to the extent necessary under any applicable law, regulation or exchange requirement no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

            9.2 Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Grantee.

      10.   Non-Exclusivity of the Plan.

            The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      11.   Limitation of Liability.

            As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

            (a) give any person any right to be granted an Award other than at the sole discretion of the Committee;

            (b) give any person any rights as a shareholder of the Company or any other rights whatsoever with respect to Shares, other than to receive a cash payment pursuant to the terms of the Plan and Awards granted hereunder;

            (c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

            (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

      12.   Regulations and Other Approvals; Governing Law.

            12.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

            12.2 The obligation of the Company with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

            12.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

            12.4 Each Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Awards issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award, no Awards shall be granted or payment made thereon, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

            12.5 Notwithstanding anything in this Plan to the contrary, the Company may make any necessary or desirable modifications or amendments to the Plan or Awards, including the termination of any or all Awards without payment therefore, in order to obtain or perfect any exemption or other relief from the Securities and Exchange Commission in connection with this Plan or any other equity plan of the Company or any of its Subsidiaries.

      13.   Miscellaneous.

            13.1 Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

            13.2 Withholding of Taxes. At such times as a Grantee recognizes taxable income in connection with the receipt of cash hereunder (a "Taxable Event"), the Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the payment of such cash. The Company shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes.

14.   Shareholder Approval.

            Notwithstanding anything in this Plan to the contrary, the adoption of this Plan and all Awards granted hereunder are subject to the approval of the Plan by the holders of more than 75% of the voting power of all stock of the Company outstanding at the Plan Effective Date.